SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 12 - STATEMENTS RE COMPUTATION OF RATIOS
(IN THOUSANDS)


                                                                   FISCAL YEARS ENDED
                                                                   ------------------
                                                JAN. 30,     JAN. 31,     FEB. 22,     FEB. 24,    FEB. 25,
                                                  1999         1998         1997         1996        1995
                                                (52 WKS)     (49 WKS)     (52 WKS)     (52 WKS)    (52 WKS)
                                                 -------      -------      -------     --------    --------
     Ratio of Earnings to Fixed Charges
     COMPUTATION OF EARNINGS

1    Pretax Income                               $91,627      $80,443      $74,022      $63,140     $62,418
2    Add previously capitalized interest
     amortized during the period                     555          550          548          540         503
3    Less interest capitalized during the
     period                                          171            0          128          249       1,309
                                                --------   ----------     --------     --------    --------


4    Total earnings (sum of lines 1 to 3)         92,011       80,993       74,442       63,431      61,612

     COMPUTATION OF FIXED CHARGES

5    Interest (1)                                 38,482       30,582       31,905       34,531      30,351
6    Interest factor in rental expense             4,087        2,691        2,657        2,689       2,403
                                                --------   ----------     --------     --------    --------
7    Total fixed charges (sum of lines 5          42,569       33,273       34,562       37,220      32,754
     and 6)

8    TOTAL EARNINGS AND FIXED CHARGES
     (LINE 4 PLUS LINE 7)                       $134,580     $114,266     $109,004     $100,651     $94,366
                                                ========     ========     ========     ========     =======


9    Ratio (line 8 divided by line 7)                3.2          3.4          3.2          2.7         2.9

(1) Includes capitalized interest.



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